SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                               ______________

                                  FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

                               ______________

Date of Report (Date of earliest event reported):       October 27, 1999

                        ARMATRON INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

          Massachusetts               1-4433             04-1052250
 (State or other jurisdiction      (Commission          (IRS Employer
        of incorporation)          File Number)       Identification No.)

                                2 MAIN STREET
                              MELROSE, MA 02176
             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 321-2300


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.   Other Events.

      Armatron International, Inc., a Massachusetts corporation (the "Company"), consummated on November 2, 1999 a merger with Armatron Merger Corporation ("MergerCo"), a Massachusetts corporation, pursuant to an Agreement and Plan of Merger dated as of May 7, 1999 and amended September 15, 1999 (the "Merger Agreement"), under which MergerCo merged with and into the Company (the "Merger") and the separate corporate existence of MergerCo ceased. After the Merger, the Company has continued as the surviving corporation (the "Surviving Corporation"). In the Merger, each outstanding share of common stock, par value $1.00 per share, of the Company (other than shares owned by certain shareholders of the Company) was converted into the right to receive $.27 in cash. Each outstanding share of MergerCo common stock, $.01 par value per share, was converted into one share of the common stock, $.01 par value per share, of the Surviving Corporation and each outstanding share of Series A Preferred Stock, $100 par value per share, of the Company was converted into one share of Series A Preferred Stock, $.01 par value per share, of the Surviving Corporation. The stockholders of the Company approved the Merger Agreement and the Merger in a Special Meeting of the Company's stockholders held on October 27, 1999.

      The Company has filed a Form 15 with the Securities and Exchange Commission ("SEC") to suspend its periodic reporting requirements under
Section 13 of the Securities Exchange Act of 1934, as amended. The Company elected to file the Form 15 due to its small number of shareholders and the significant costs associated with preparing SEC periodic reports. Effective immediately, the Company will no longer file annual reports (Form 10-K), as certified by independent public accountants, quarterly reports (Form 10-Q) or current reports (Form 8-K) with the SEC.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Armatron International, Inc.
                                       (Registrant)


Date: November 5, 1999                 /s/ Charles J. Housman
                                       ------------------------------------
                                           Charles J. Housman
                                           President